Exhibit 99.1

Mitel receives Canadian Government

approval for merger with Aastra

OTTAWA, Ontario – December 13, 2013 – Mitel Networks Corporation (NASDAQ:MITL) (TSX:MNW), a leading provider of cloud and premises-based unified communications software solutions, and Aastra Technologies Limited (TSX:AAH), a leader in enterprise communications, are pleased to announce that, in accordance with the Investment Canada Act, the Minister of Industry has approved the proposed merger of the companies which was announced on November 11, 2013. The Minister’s approval is a key requirement for the transaction and represents a significant milestone toward finalizing the merger.

“We are delighted with the positive response from the Canadian government to our proposed merger with Aastra,” said Richard McBee, President and Chief Executive Officer of Mitel. “Both Mitel and Aastra have deep and lasting Canadian roots, and we look forward to continuing to leverage our rich Canadian heritage and talent base as we look to build a new and more global and competitive future for both organizations.”

The combined company will be headquartered in Ottawa, Canada. The transaction is anticipated to close in the first quarter of 2014 subject to the approval of Aastra shareholders at the Aastra shareholder meeting scheduled for January 9, 2014 and other regulatory approvals and conditions specified in the Arrangement Agreement between Aastra and Mitel dated November 10, 2013.

About Mitel

Mitel® (NASDAQ: MITL; TSX: MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

About Aastra Technologies Limited

Aastra Technologies Limited (TSX:AAH) is a global company at the forefront of the Enterprise Communication market. Headquartered in Concord, Ontario, Canada, Aastra develops and delivers innovative and integrated solutions that address the communication needs of businesses small and large around the world. Aastra enables Enterprises to communicate and collaborate more efficiently and effectively by offering customers a full range of open standard IP-based and traditional communications solutions, including terminals, systems, and applications. For additional information on Aastra visit http://www.aastra.com

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and Aastra and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, regulatory approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel and Aastra, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. In addition, material risks that could cause results of operations to differ include the merged company’s ability to achieve or sustain profitability in the future; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K and Aastra’s Annual Information Form. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further public disclosures made by Mitel and Aastra on related subjects in reports and communications filed on Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) or System for Electronic Document Analysis and Retrieval (SEDAR).

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

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Contact Information

Mitel:

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael_mccarthy@mitel.com

Aastra:

Allan Brett, CFO, 905-760-4160, abrett@aastra.com

John Tobia, General Counsel, 905-760-4240, jtobia@aastra.com